Exhibit 99.1

COMPANY CONTACT:

Scott Topping, CFO

Hawaiian Airlines
 Phone:  808.835.3700

scott.topping@hawaiianair.com

INVESTOR RELATIONS CONTACT:

Susan Donofrio, Sr. Director
 Phone:  908.719.3206

susan.donofrio@hawaiianair.com

MEDIA CONTACT:

Keoni Wagner, VP

Hawaiian Airlines
 Phone:  808.838.6778

keoni.wagner@hawaiianair.com

Hawaiian Holdings Reports 2012 Second Quarter Financial Results

Financial Highlights

•                  Operating revenue increase of 22.7% to $484.6 million

•                  GAAP net income of $3.9 million, or $0.07 per diluted share

•                  Adjusted net income of $11.7 million or $0.22 per diluted share, reflecting economic fuel expense

•                  Passenger revenue per available seat mile (ASM) increase of 6.2% to 12.59 cents

•                  Operating revenue per ASM increase of 5.1% to 13.90 cents

•                  Unrestricted cash and cash equivalents of $446.6 million

HONOLULU — July 24, 2012 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported consolidated net income for the three months ended June 30, 2012 of $3.9 million, or $0.07 per diluted share, on total operating revenue of $484.6 million. This compares to a net loss of $50.0 million, or $0.99 per basic and diluted share, on total operating revenue of $395.0 million for the three months ended June 30, 2011.  Results for the three months ended June 30, 2011 included the impact of a non-recurring pre-tax lease termination expense of $70.0 million related to the purchase of 15 Boeing 717-200 aircraft previously operated under lease agreements.

Reflecting economic fuel expense, the Company reported adjusted net income of $11.7 million, or $0.22 per diluted share for the three months ended June 30, 2012.  This compares with adjusted net income of $0.1 million, reflecting economic fuel expense and excluding the impact of lease termination costs, or $0.00 per diluted share, for the three months ended June 30, 2011.  Table 4 sets forth a reconciliation of net income (loss) and diluted net income (loss) per share on a GAAP basis and non-GAAP net income (loss) and diluted net income (loss) per share reflecting economic fuel expense and excluding lease termination costs.

Mark Dunkerley, the Company’s president and chief executive officer, commented that “We’re pleased with the early results from the implementation of our strategy to grow into markets which have not been the traditional mainstay of our business.  At the same time a small dip in the price of fuel and continuing healthy demand for the Hawaii vacation helped boost the results from our traditional lines of business.  As always, I’d like to thank my colleagues throughout the company for their tireless dedication to keeping Hawaiian’s service a cut above that of our competitors.”

Second Quarter Financial Results

The Company reported operating income of $29.3 million in the second quarter of 2012, compared with an operating loss of $70.2 million in the prior year period, which included a non-recurring lease termination expense of $70.0 million related to the purchase of 15 Boeing 717-200 aircraft previously operated under lease agreements.

Second quarter 2012 operating revenue was $484.6 million, a 22.7% increase compared with the second quarter of 2011.  Capacity for the quarter increased 16.8% year-over-year to 3.5 billion available seat miles, resulting in operating revenue per ASM (RASM) of 13.90 cents, up 5.1% from the second quarter a year ago.  Passenger yield (passenger revenue per revenue passenger mile) increased 6.1% to 14.98 cents, resulting in an increase in passenger revenue per ASM (PRASM) of 6.2% to 12.59 cents.  Selected Statistical Data is included in Table 2.

Total operating expenses for the second quarter 2012 decreased 2.1% to $455.2 million, resulting in an operating cost per available seat mile (CASM) of 13.05 cents, a 16.3% decrease compared with the second quarter of 2011.  Excluding fuel and prior period lease termination expenses, second quarter 2012 CASM increased to 8.74 cents, up 0.5% compared to the same period a year ago.  Reconciliations of GAAP and non-GAAP financial measures are included in Tables 3, 4 and 6.

Aircraft fuel costs in the second quarter increased 11.1% year-over-year to $150.5 million and represented 33.1% of operating expenses.  Hawaiian’s average cost per gallon of jet fuel decreased 4.8% year-over-year to $3.18 (including taxes and delivery).  The financial impact of hedging activities is included in nonoperating income (expense), and as such is not reflected in fuel expense.

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.  For the three months ended June 30, 2012, economic fuel expense was $152.3 million ($3.22 per gallon), compared with $132.4 million ($3.26 per gallon) in the prior year period.  Analyses of economic fuel expense for the three months ended June 30, 2012 and 2011 and pro-forma net income (loss) and diluted net income (loss) per share reflecting economic fuel expense are included in Tables 3 and 4.

In the quarter ended June 30, 2012, nonoperating expense totaled $23.0 million, compared with nonoperating expense of $12.4 million in the second quarter of 2011.  In the quarter ended June 30, 2012, the Company recognized a nonoperating loss totaling $14.8 million related to fuel hedging activities compared with a nonoperating loss of $10.5 million during the prior year period.  In the quarter ended June 30, 2012, fuel hedging losses reflect $1.9 million of realized losses on derivative contracts settling in the quarter, the reversal of $1.2 million of previously recorded gains on these same contracts, and $11.7 million in unrealized losses related to fuel derivative contracts settling in future periods.

Liquidity, Capital Resources and Fuel Hedging

As of June 30, 2012, the Company had:

•                  Unrestricted cash and cash equivalents of $446.6 million and $5.0 million in restricted cash.

•                  Available borrowing capacity of $65.6 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of $686.8 million consisting of the following:

•                  $256.0 million outstanding under four secured loan agreements to finance a portion of the purchase price for Airbus A330-200 aircraft.

•                  $178.3 million in secured loan agreements for a portion of the purchase price for 15 previously leased Boeing 717-200 aircraft.

•                  $110.0 million in capital lease obligations for an Airbus A330-200 and two Boeing 717-200 aircraft.

•                  $71.2 million outstanding under floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft.

•                  $70.9 million outstanding of Convertible Senior Notes.

•                  $0.4 million of non-aircraft related capital lease obligations.

A summary of the Company’s fuel derivatives contracts as of July 16, 2012 is included as Table 5.

Second Quarter Highlights

•                  The Company led the U.S. airline industry in March, April and May, ranking #1 nationally for on-time performance, as reported by the U.S. Department of Transportation Air Travel Consumer Report.

•                  In April, the Company launched daily non-stop service from Honolulu to Fukuoka, Japan.

•                  In April, the Company ratified a three-year contract with the Association of Flight Attendants.

•                  In May, the Company announced new non-stop flights between Honolulu and Sapporo, Japan, with service three times per week beginning in November 2012, pending Japanese government approval.

•                  In May, the Company announced a reciprocal frequent flyer agreement with JetBlue.

•                 In April, May and June, the Company added three new Airbus A330-200 aircraft to the fleet.

•                  In June, the Company launched daily non-stop flights between Honolulu and New York’s John F. Kennedy International Airport.

•                  In June, the Company announced new non-stop flights between Honolulu and Brisbane, Australia, with service three times weekly beginning in November 2012.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (Tuesday, July 24, 2012) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet.  Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will also be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian has led all U.S. carriers in on-time performance for each of the past eight years (2004-2011) as reported by the U.S. Department of Transportation. In addition, consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the top domestic airline offering flights to Hawaii. Hawaiian was also the nation’s highest-ranked carrier for service quality and performance in the prestigious Airline Quality Rating (AQR) study for 2008 and 2009, and ranked second in 2010 and 2011.

Now in its 83rd year of continuous service in Hawaii, Hawaiian is the largest provider of passenger air service to Hawaii from the state’s primary visitor markets on the U.S. mainland. Hawaiian offers non-stop service to Hawaii from more U.S. gateway cities (11) than any other airline, as well as service to Japan, South Korea, the Philippines, Australia, American Samoa, and Tahiti. Hawaiian also provides approximately 150 daily jet flights between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements regarding: our plans regarding growth and diversification; inauguration of service to new destinations; our total capacity and yield on new and existing routes; potential route expansion; changes in our fleet plan; the effects of fuel prices on our business; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  All forward-looking statements included in this document are based on information available to the Company on the date of this release.  The Company does not undertake to publicly update or revise its forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Operating Revenue:
Passenger	$438,137	$353,397	$829,063	$678,679
Other	46,414	41,618	90,982	81,946
Total	484,551	395,015	920,045	760,625
Operating Expenses:
Aircraft fuel, including taxes and oil	150,465	135,471	290,783	244,834
Wages and benefits	96,699	79,713	186,823	157,285
Aircraft rent	24,864	31,154	48,086	65,229
Maintenance materials and repairs	49,409	42,724	93,121	86,138
Aircraft and passenger servicing	24,654	19,620	46,000	38,043
Commissions and other selling	28,611	23,292	58,027	49,525
Depreciation and amortization	21,553	15,604	40,704	30,307
Other rentals and landing fees	21,218	17,341	40,966	33,665
Other	37,750	30,263	73,307	60,711
Lease termination charges	—	70,014	—	70,014
Total	455,223	465,196	877,817	835,751
Operating Income (Loss)	29,328	(70,181)	42,228	(75,126)
Nonoperating Income (Expense):
Interest and amortization of debt discounts and issuance costs	(10,722)	(4,889)	(19,770)	(8,083)
Interest income	167	338	381	695
Capitalized interest	2,176	1,944	4,749	3,160
Losses on fuel derivatives	(14,823)	(10,453)	(9,003)	(2,074)
Other, net	183	668	(417)	341
Total	(23,019)	(12,392)	(24,060)	(5,961)
Income (Loss) Before Income Taxes	6,309	(82,573)	18,168	(81,087)
Income tax (benefit) expense	2,405	(32,531)	7,006	(31,900)
Net Income (Loss)	$3,904	$(50,042)	$11,162	$(49,187)
Net Income (Loss) Per Common Stock Share:
Basic	$0.08	$(0.99)	$0.22	$(0.97)
Diluted	$0.07	$(0.99)	$0.21	$(0.97)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,283	50,700	51,145	50,609
Diluted	52,457	50,700	52,380	50,609

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data

	Three Months Ended						Six Months Ended
	June 30,						June 30,
	2012		2011		Change		2012		2011		Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	2,925.2		2,502.8		16.9%		5,555.5		4,843.9		14.7%
Available seat miles (ASM) (a)	3,480.6		2,982.4		16.7%		6,620.6		5,765.1		14.8%
Passenger revenue per RPM (Yield)	14.98	¢	14.12	¢	6.1%		14.92	¢	14.01	¢	6.5%
Passenger load factor (RPM/ASM)	84.0%		83.9%		0.1	pt.	83.9%		84.0%		(0.1	) pt.
Passenger revenue per ASM (PRASM)	12.59	¢	11.85	¢	6.2%		12.52	¢	11.77	¢	6.4%

Total Operations:
Revenue passenger miles (RPM) (a)	2,930.8		2,504.9		17.0%		5,562.3		4,846.8		14.8%
Available seat miles (ASM) (a)	3,487.0		2,984.7		16.8%		6,628.4		5,768.7		14.9%
Passenger load factor (RPM/ASM)	84.0%		83.9%		0.1	pt.	83.9%		84.0%		(0.1	) pt.
Operating revenue per ASM (RASM)	13.90	¢	13.23	¢	5.1%		13.88	¢	13.19	¢	5.2%
Operating cost per ASM (CASM)	13.05	¢	15.59	¢	(16.3)%		13.24	¢	14.49	¢	(8.6)%
CASM excluding lease termination costs related to Boeing 717 aircraft purchase	13.05	¢	13.24	¢	(1.4)%		13.24	¢	13.28	¢	(0.3)%
CASM excluding aircraft fuel	8.74	¢	11.05	¢	(20.9)%		8.86	¢	10.25	¢	(13.6)%
CASM excluding lease termination costs and aircraft fuel	8.74	¢	8.70	¢	0.5%		8.86	¢	9.04	¢	(2.0)%
Gallons of jet fuel consumed (a)	47.3		40.6		16.7%		90.5		78.8		14.8%
Average cost per gallon of jet fuel (actual) (b)	$3.18		$3.34		(4.8)%		$3.21		3.11		3.2%

(a)          in millions

(b)         includes applicable taxes and fees

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change

Aircraft fuel expense, including taxes and oil	$150,465	$135,471	11.1%	$290,783	$244,834	18.8%
Realized (gains) losses on settlement of fuel derivative contracts	1,874	(3,057)	161.3%	2,729	(4,616)	159.1%
Economic fuel expense	$152,339	$132,414	15.0%	$293,512	$240,218	22.2%
Fuel gallons consumed	47,346	40,572	16.7%	90,472	78,821	14.8%
Economic fuel cost per gallon	$3.22	$3.26	(1.2)%	$3.24	$3.05	6.2%

Table 4.

Hawaiian Holdings, Inc.

Pro-forma Net Income (Loss) and Diluted Net Earnings (Loss) Per Share Reflecting Economic Fuel Expense and Excluding Lease Termination Charges

(in thousands, except per-share data)

	Three months ended June 30,				Six months ended June 30,
	2012		2011		2012		2011
	Net income	Diluted net income per share	Net income (loss)	Diluted net income (loss) per share	Net income	Diluted net income per share	Net income (loss)	Diluted net income (loss) per share
As reported - GAAP	$3,904	$0.07	$(50,042)	$(0.99)	$11,162	$0.21	$(49,187)	$(0.97)
Add: lease termination expenses related to Boeing 717-200 aircraft purchase, net of tax	—	—	42,008	0.83	—	—	42,008	0.83
Reflecting lease termination costs	$3,904	$0.07	$(8,034)	$(0.16)	$11,162	$0.21	$(7,179)	$(0.14)
Less: unrealized losses on fuel derivative contracts, net of tax	(7,769)	(0.15)	(8,106)	(0.16)	(3,764)	(0.07)	(4,014)	(0.08)
Reflecting economic fuel expense and lease termination costs	$11,673	$0.22	$72	$—	$14,926	$0.28	$(3,165)	$(0.06)

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary

As of July 16, 2012

	Weighted Average Contract Price		Percentage of Projected Fuel Requirements
	Cap	Floor	Hedged	Fuel Barrels Hedged
Third Quarter 2012
Heating Oil (per gallon)
Collars	$3.05	$2.66	13%	168,000

Crude Oil (per barrel)
Brent Call Options	$127.76	N/A	47%	610,000
WTI Call Options	$112.56	N/A	1%	7,000
Brent Collars	$111.48	$96.56	3%	42,000
WTI Collars	$107.30	$90.30	2%	28,000
Total			66%	855,000

Fourth Quarter 2012
Heating Oil (per gallon)
Collars	$3.07	$2.65	6%	71,000

Crude Oil (per barrel)
Brent Call Options	$118.33	N/A	46%	593,000
Brent Collars	$111.00	$95.01	3%	42,000
Total			55%	706,000

First Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$116.96	N/A	41%	526,000
Total			41%	526,000

Second Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.01	N/A	30%	400,000
Total			30%	400,000

Third Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.27	N/A	21%	300,000
Total			21%	300,000

Fourth Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$112.21	N/A	9%	120,000
Total			9%	120,000

Table 6.

Hawaiian Holdings, Inc.

Reconciliation of Non-GAAP Operating Expenses and CASM, Excluding Aircraft Fuel and Lease Termination Charges

(in millions, except for CASM data) (unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
GAAP operating expenses	$455.2		$465.2		$877.8		$835.8
Less: lease termination costs related to Boeing 717 aircraft purchase	—		70.0		—		70.0
Adjusted operating expenses - excluding lease termination costs related to Boeing 717 aircraft purchase	455.2		395.2		877.8		765.8
Less: aircraft fuel, including taxes and oil	150.5		135.5		290.8		244.8
Adjusted operating expense - excluding lease termination costs related to Boeing 717 aircraft purchase and aircraft fuel	$304.7		$259.7		$587.0		$521.0

Available Seat Miles	3,487.0		2,984.7		6,628.4		5,768.7

CASM - GAAP	13.05	¢	15.59	¢	13.24	¢	14.49	¢
Less: lease termination costs related to Boeing 717 aircraft purchase	—		2.35		—		1.21
CASM - excluding lease termination costs related to Boeing 717 aircraft purchase	13.05		13.24		13.24		13.28
Less: aircraft fuel	4.31		4.54		4.38		4.24
CASM - excluding aircraft fuel and lease termination costs related to Boeing 717 aircraft purchase	8.74	¢	8.70	¢	8.86	¢	9.04	¢